UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

RACKWISE, INC.
(Name of registrant in its charter)

Nevada	000-54519	27-0997534
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1610 Wynkoop St # 400,
Denver, CO 80202
 (Address of principal executive offices)

(888) 818-2385
 (Registrant's telephone number)

2365 Iron Point Road, Suite 190
Folsom, CA 95630
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events
On March 22, 2017, Rackwise Funding II, LLC exercised its warrants to purchase 1,448,400 shares of common stock of Rackwise, Inc. (the “Company”) in accordance with the warrants issued to it on May 7, 2014.  Rackwise Funding II, LLC has delivered its notice of exercise and the aggregate exercise price of $14,484.00 to the Company.
On March 22, 2017, Triple R-F, LLC exercised its warrants to purchase 9,638,740 shares of common stock of Rackwise, Inc. in accordance with the warrants issued to it on October 7, 2015.  Triple R-F, LLC delivered its notice of exercise and the aggregate exercise price of $96,387.40 to the Company.
As a result of these exercises, there are now approximately 17,708,757 shares of common stock of the company outstanding.  Including previously outstanding shares held by Rackwise Funding II, LLC, Rackwise Funding II, LLC and Triple R-F, LLC hold over 75% of the outstanding common stock of the Company.
It is the intent of Rackwise Funding II, LLC and Triple R-F, LLC to take shareholder action to ratify the actions of the Company’s board of directors on February 3, 2017 and to remove Guy Arnhold as a member of the Company’s board of directors, to the extent he has not already been removed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

DATE: March 22, 2017	By:	/s/ Patrick Imeson
Patrick Imeson Interim Chief Restructuring Officer